Exhibit 99.1

FOR IMMEDIATE RELEASE

ENNIS TO ACQUIRE ALL OF THE STOCK OF THE FLESH COMPANY AND ITS SUBSIDIARY, IMPRESSIONS DIRECT.

Midlothian, Texas July 11, 2019 -- Ennis, Inc. (the “Company”), (NYSE: EBF), announced the signing of a Share Purchase Agreement to acquire all the outstanding stock of The Flesh Company and its wholly owned subsidiary, Impressions Direct, Inc. (collectively, “Flesh”).  The closing will occur on July 15, 2019, but the transfer of ownership for the transactions contemplated by this Agreement shall be deemed for all purposes (including, without limitation, title, possession, financial reporting and tax purposes) as of 11:59 p.m. Dallas time on July 13, 2019 (the “Effective Date”).  Flesh is a printing company with two locations.  The St. Louis, Missouri location contains their corporate office and direct mail operations and their Parsons, Kansas location has their main manufacturing facility and warehouse.  Ennis will buy the stock for cash, and the price is subject to certain working capital and escrow adjustments. Additional consideration in the form of an earn-out is also being established.  Flesh had approximately $31.1 million in sales for the twelve months ended September 30, 2018 and sells mainly to distributors and resellers.  The Company believes the transaction will be accretive to its shareholders.

Keith Walters, Chairman, President & CEO of the Company stated, “We are delighted to have the opportunity to combine the Flesh organization with the other operations of Ennis. The Flesh Company is truly regarded as one of the outstanding companies in the print industry with a heritage that dates back for more than 100 years.  They provide business forms, checks, direct mail services, integrated products and labels.  The addition of direct mail will continue to add to the capabilities we added with the recent acquisitions of Wright Business Graphics on the West Coast and Integrated Print Graphics in Chicago as well as expanding our integrated products and label capabilities.”

The operations will continue to operate as The Flesh Company and related brand names. All of the facilities will continue their normal operations in their current locations.

About Ennis

Since 1909, Ennis, Inc. has primarily engaged in the production and sale of business forms and other business products. The Company is one of the largest private-label printed business product suppliers in the United States. Headquartered in Midlothian, Texas, the Company has production and distribution facilities strategically located throughout the USA to serve the Company’s national network of distributors. Ennis manufactures and sells business forms, other printed business products, printed and electronic media, presentation products, flex-o-graphic printing, advertising specialties and Post-it® Notes, internal bank forms, plastic cards, secure and negotiable documents, envelopes, tags and labels and other custom products. For more information, visit www.ennis.com.

Safe Harbor under The Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements.  In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements.  These statements are subject to numerous uncertainties, which include, but are not limited to, the Company’s ability to effectively manage its business functions while growing its business in a rapidly changing environment, the Company’s ability to adapt and expand its services in such an environment, the variability in the prices of paper and other raw materials.  Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K for the fiscal year ending February 28, 2019.  The Company does not undertake, and hereby disclaims, any duty or obligation to update or otherwise revise any forward-looking statements to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events, although its situation and circumstances may change in the future. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

For Further Information Contact:

Mr. Keith S. Walters, Chairman, Chief Executive Officer and President

Mr. Richard L. Travis, Jr., CFO, Treasurer and Principal Financial and Accounting Officer

Mr. Michael D. Magill, Executive Vice President and Secretary

Ennis, Inc.

2441 Presidential Parkway

Midlothian, Texas 76065

Phone: (972) 775-9801

Fax: (972) 775-9820

www.ennis.com